DOME VENTURES CORPORATION

AND

METALLINE MINING COMPANY

COMBINED NEWS RELEASE

November 13, 2009.  Dome Ventures Corporation (TSX-V:DV.U) ("Dome") and Metalline Mining Company (NYSE AMEX:MMG) ("Metalline) are pleased to announce that they have signed a letter of intent pursuant to which the companies will merge.

It is proposed that Dome carry out a private placement in Metalline to provide Metalline with working capital to enable it to continue its current exploration program on the Sierra Mojada property in Mexico.  The placement will consist of 6.5 million units, each unit consisting of one share and one warrant to raise approximately US$3 million.  The units will be sold to Dome at a price of US$0.46 per unit and each two warrants will entitle the holder to purchase a further share of Metalline at US$0.57 per share at any time within a period of one year.  It is a condition of the transaction proceeding that Dome arrange financing of US$16 million prior to completing the private placement in Metalline.

The next step is that Metalline will acquire all of the outstanding shares of Dome by the issuance of 54,224,561 shares.  The number of shares to be received by Dome’s shareholders will depend on the number of Dome shares outstanding at closing, including shares issued in connection with the Dome financing.  At the closing of the merger of Metalline and Dome, the Metalline shares and warrants issued to Dome in connection with its initial US$3 million investment will be cancelled.

The parties have agreed to use their best efforts to sign a formal agreement consisting of the above terms by November 23, 2009.  If a formal agreement is not signed by December 4, 2009, then the letter of intent will expire.  The merger will be subject to the approval of the shareholders of both companies.  It is expected that shareholder meetings will be held on or before March of 2010 and that the transaction will close as soon as practicable after shareholder approval.  If the merger is not completed by May 30, 2010, the agreement will terminate.

The letter of intent contains, and the formal agreement will contain, customary exclusivity and deal protection provisions.

Dome is a mineral exploration company that is currently conducting mineral exploration activities in Gabon, West Africa.  Metalline Mining Company is an exploration stage enterprise engaged in the business of mining.  The Company currently owns mining concessions in the municipality of Sierra Mojada, Coahuila, Mexico.  Metalline conducts its operations in Mexico through its wholly owned Mexican subsidiaries, Minera Metalin S.A. de C.V. and Contratistas de Sierra Mojada S.A. de C.V.  For further information on Dome or Metalline, please go to their websites at www.domeventures.com and www.metalin.com.

On behalf of the Board of

On behalf of the Board of

DOME VENTURES CORPORATION

METALLINE MINING COMPANY

  William A. Rand

  Merlin Bingham

WILLIAM A. RAND

MERLIN BINGHAM

Chairman of the Board

President and Chairman of the Board

For further information, please contact:
Brian D. Edgar, Corporate Development (604) 687-5800

Forward-Looking Statements

This news release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”).  These statements are based on current expectations, estimates, forecasts, and projections about the industry in which Metalline and Dome operate and the beliefs and assumptions of management.  Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “may,” variations of such words, and similar expressions, are intended to identify such forward-looking statements.  In addition, any statements that refer to projections of future financial performance, anticipated growth and business potential, proposed financing by Dome and other characterizations of future events or circumstances are forward-looking statements.  Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict, including those identified elsewhere herein, in Metalline’s Annual Report on Form 10-K for the fiscal year ended October 31, 2008 under “Risk Factors”, and in subsequent Quarterly Reports on Form 10-Q filed at www.sec.gov and in Dome’s Annual Management’s Discussion and Analysis for the fiscal year ended September 30, 2008 under “Financial Instruments and Financial Risk” and in subsequent quarterly Management’s Discussion and Analysis filed at www.sedar.com. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements.  Metalline and Dome undertake no obligation to revise or update any forward-looking statements for any reason.

The TSX Venture Exchange has not reviewed and does not
accept responsibility for the adequacy or accuracy of this release.